HENDERSON GLOBAL FUNDS
                      737 NORTH MICHIGAN AVENUE, SUITE 1700
                             CHICAGO, ILLINOIS 60611


April 8, 2009

State Street Bank and Trust Company
c/o Boston Financial Data Services, Inc.
2 Heritage Drive
North Quincy, Massachusetts 02171
Attention:  Legal Department, 8th Floor

Ladies and Gentlemen:

         Reference is made to the Transfer Agency and Service Agreement, as amended, between us dated September 1, 2001 (the "Agreement").

         Pursuant to Section 16 of the Agreement, this letter is to provide notice of the creation of one additional portfolio of Henderson Global Funds (the "Trust"), namely the Henderson Money Market Fund (the "New Fund"). We request that you act as Transfer Agent under the Agreement with respect to the New Fund.

         The Schedule A to the Agreement is superceded and replaced with the Schedule A attached hereto and dated April 8, 2009.

         Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one to the Trust and retaining one copy for your records.

Very truly yours,

Henderson Global Funds

By:   /s/ Christopher K. Yarbrough
      Name:  Christopher K. Yarbrough
      Title: Secretary

Accepted:

State Street Bank and Trust Company

By:   /s/ Joseph C. Antonellis
      Name:  Joseph C. Antonellis
      Title: Vice Chairman

                                   SCHEDULE A
                               DATED APRIL 8, 2009

Henderson European Focus Fund

Henderson Global Technology Fund

Henderson International Opportunities Fund

Henderson Worldwide Income Fund

Henderson Japan-Asia Focus Fund

Henderson Global Equity Income Fund

Henderson Global Opportunities Fund

Henderson International Equity Fund

Henderson Global Real Estate Equities Fund

Henderson Industries of the Future Fund

Henderson Money Market Fund



HENDERSON GLOBAL FUNDS                    STATE STREET BANK AND TRUST COMPANY

By:  /s/ Christopher K. Yarbrough         By:/s/ Joseph C. Antonellis
-------------------------------------     --------------------------------------

Name: Christopher K. Yarbrough            Name: Joseph C. Antonellis
-------------------------------------     --------------------------------------

Title: Secretary                          Title: Vice Chairman
-------------------------------------     --------------------------------------